UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2016, Jeffrey Goldstein was appointed to the Board of Directors (the “Board”) of United Online, Inc. (the “Company”).  As previously disclosed, Mr. Goldstein was appointed as the Company’s Interim Chief Executive Officer, effective January 11, 2016.  Mr. Goldstein was not appointed to any committees of the Board.  In connection with Mr. Goldstein’s appointment, the Board now consists of eight directors.

Under the Board’s current compensation guidelines, Mr. Goldstein is not entitled to any compensation for his service as a director, due to his status as a Company employee.  There are no arrangements or understandings between Mr. Goldstein and any other persons pursuant to which he was appointed as a director.  In addition, he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In connection with his appointment, Mr. Goldstein has agreed to resign from the Board if he is no longer serving as the Company’s Interim Chief Executive Officer or Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016	UNITED ONLINE, INC.

	By:	/s/ Mark Harrington
Mark Harrington
Executive Vice President and General Counsel